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EXHIBIT 10.16

                                 FIRST AMENDMENT
                           TO ASSET PURCHASE AGREEMENT


         AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of October 4, 2001 (this "AGREEMENT"), by and between SignOnline, Inc., a Delaware corporation ("SELLER"), and Wave Systems Corp., a Delaware corporation ("BUYER").

         WHEREAS; Buyer and Seller have entered into an Asset Purchase Agreement dated as of October 4, 2001 (the "Agreement"); and

         WHEREAS; Buyer and Seller desire to amend the terms of the Agreement in accordance with the provisions set forth below.

         NOW THEREFORE; for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

         1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         2. SECTION 1 of the Agreement is hereby amended to add the following subparagraph after subparagraph (d) thereof:

         (e) All right and interest in and to the contracts and or licenses listed on Schedule E hereto (collectively, the "Contracts") (to be assumed and assigned to Buyer pursuant to the provisions of Section 365 of the Bankruptcy Code); provided, however, that no Contract shall be included as an Asset if a waiver of all cure amounts is not obtained from the creditor thereto on or before August 23, 2001 unless Buyer agrees to pay such cure amounts to the applicable creditor separate and apart from the Purchase Price to be paid hereunder.

         3. SECTION 2 of the Agreement is hereby amended to include the following language at the end of the only sentence provided therein: ", other than obligations which arise after the Closing under the Contracts."

         4. SECTION 3(A) of the agreement is hereby amended to delete the figure "$250,000.00" and replace it with the figure "$290,000.00".

         5. SECTION 3(B)(II) of the Agreement is hereby amended to delete the figure "$250,000" and replace it with the figure "$290,000.00".

         6. SECTION 8(C) of the Agreement is hereby amended to insert "(including without limitation Versions 1 and 1.1 of the SmartSAFE and SmartSignature software listed on SCHEDULE A hereto)", between the phrase "to the Assets" and the phrase ", free and clear".

         7. SECTION 8 of the Agreement is hereby amended to add the following subparagraph after subparagraph (r):


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                  (s) Except as set forth on SCHEDULE 8(S) hereto, the Contracts are all valid and binding obligations of the third parties thereto, enforceable against such third parties in accordance with their respective terms. Except as set forth on SCHEDULE 8(S), Seller has fulfilled in all material respects all obligations required pursuant to the Contracts to have been performed by Seller prior to the Closing Date. Except as disclosed on SCHEDULE 8(S) hereto, no consent of any person is required as a condition of transferring to Buyer the rights of Seller under any of the Contracts. Except as set forth on SCHEDULE 8(S), none of the rights of Seller under any of such Contracts will be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement. Seller has provided to Buyer true and complete copies of all the Contracts listed on
         SCHEDULE 8(S) and all amendments and modifications thereof and all waivers and similar documents relating thereto.

         8. The provisions of SECTION 10 of the Agreement shall be deleted in their entirety and replaced with the following:

         As a condition to the Buyer's and Seller's obligations, Seller must move for, and the Bankruptcy Court must issue, an order approving the sale of the Assets pursuant to this Agreement (the "SALE ORDER"). The Sale Order submitted upon such motion by the Seller shall be final and not appealable and in form and substance reasonably satisfactory to the Buyer, shall be approved by Buyer prior to submission of such motion and shall order, provide and authorize that, among other things: (i) the sale, transfer, and assignment of the Assets by the Seller to the Buyer (a) will be a legal, valid and effective transfer and assignment of the Assets, (b) will vest the Buyer with good title in and to the Assets free and clear of all liens, charges, claims, encumbrances and interests of any kind, nature or description, and (c) will constitute reasonably equivalent value and fair consideration under the relevant provisions of the Code and applicable state law; (ii) the transactions contemplated by this Agreement are undertaken by the Buyer in good faith as the term is used in Section 363(m) of the Bankruptcy Code and the protections of Section 363(m) shall apply to such transactions;
         (iii) the Seller is fully authorized and directed to assign the Contracts to be conveyed hereunder; (iv) the obligations to all non-debtor parties to all Contracts to be conveyed to the Buyer hereunder shall be fully enforceable by the Buyer subsequent to the assignment thereof, and (v) the Buyer shall be deemed not to be a successor of the Seller. Subject to receipt of higher and better offers as prescribed in the order entered by the Bankruptcy Court on August 13, (the "PROCEDURES ORDER"), the Seller shall use reasonable efforts to obtain entry of the Sale Order.

         9. SECTION 19 of the Agreement shall be amended to delete the phrase "except for the terms of that certain Bid Proposal entered into between the Buyer and the Seller on August __, 2001."

         10. The Agreement shall be amended to include the following "SECTION 25" after SECTION 24 thereof:

         SECTION 25. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by either the Buyer or the Seller, if the Closing shall not have occurred by October 1, 2001 (including, without limitation, because any condition precedent set forth in Section 11 of the hereof has not been fulfilled as of October 1, 2001); PROVIDED, HOWEVER, that the right to terminate under this Section 25(a) shall not be available to the Buyer or the Seller if its failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;


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         (b) by either the Buyer or the Seller, if the Bankruptcy Court does not issue the Sale Order or an order contemplated by Section 10 hereof on or before September 20, 2001;

         (c) by either the Buyer or the Seller, if the Sale Order does not become a Final Order by October 1, 2001;

         (d) by the Buyer, if the Seller refuses or otherwise fails to perform its obligation to consummate the Transactions if, after the conclusion of the auction conducted by the Bankruptcy Court pursuant to the Procedures Order, the Buyer is selected as the highest and best bidder;

         (e) by Seller, if the Buyer refuses or otherwise fails to perform its obligation to consummate the Acquisition if, after the conclusion of the auction conducted by the Bankruptcy Court, the Buyer is selected as the highest and best bidder;

         (f) by either the Buyer or the Seller, if the Bankruptcy Court or any other court or governmental authority shall have issued any order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; or

         (g) by the mutual written consent of the Buyer and the Seller.

         11. The Schedules to the Agreement shall be modified to include SCHEDULE E and SCHEDULE 8(S) attached hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.


         WAVE SYSTEMS CORP.


         By:
              ------------------------------
         Name:
         Title:


         SIGNONLINE, INC.


         By:
              ------------------------------
         Name:
         Title:


             [SIGNATURE PAGE - AMENDMENT TO ASSET PURCHASE AGREEMENT


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                                   SCHEDULE E

                                    CONTRACTS

Conveyance and License Agreement dated as of September 29, 2000, by and between Maximus, Inc. and SignOnline, Inc. ("SignOnline") (as amended pursuant to Addendum 1 thereto dated December 12, 2000)

Conveyance and License Agreement, dated as of March 9, 2000, by and between SignOnline and 3-G International, Inc.;

Memoranda of Understanding, dated as of July 24, 2000, September 15, 2000 and September 25, 2000, by and between SignOnline and 3GI Maximus.

Consulting Services Agreement, dated July 25, 2000, by and between Archon Technologies, Inc. and SignOnline, Inc. and that certain Statement of Work dated July 16, 2001 entered into between Archon and SignOnline in connection therewith.


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                                  SCHEDULE 8(S)

Each of the Contracts require a consent to be transferred.

By letter of August 20, 2001 provided to Seller by Buyer, Archon Technologies, Inc. ("Archon) has consented to the transfer of its Contracts. By letter of August 23, 2001 provided to Seller by Buyer, Maximus has consented to the transfer of its Contracts.

The total monetary amount owed to Archon as of July 12, 2001 under the Contracts was $150,538.17

The total monetary amount owed to Maximus as of July 12,2001 under the Contracts was $169,306.76